Exhibit 99.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Cortland Bancorp (the “Company”) on Form 10-K for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rodger W. Platt, the Chief Executive Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Rodger W. Platt Print Name: Rodger W. Platt Title: Chief Executive Officer Date: March 25, 2003

     In connection with the Annual Report of Cortland Bancorp (the “Company”) on Form 10-K for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence A. Fantauzzi, the Chief Financial Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lawrence A. Fantauzzi Print Name: Lawrence A. Fantauzzi Title: Chief Financial Officer Date: March 25, 2003